Exhibit 4.15
AMENDMENT NO. 5 TO
INVESTORS RIGHTS AGREEMENT

This AMENDMENT NO. 5 TO INVESTORS RIGHTS AGREEMENT dated January 28, 2003 (this “Amendment”) amends that certain Investors Rights Agreement, dated as of September 28, 1999, by and among Lexar Media, Inc., a Delaware corporation (the “Company”), certain existing stockholders of the Company listed on Schedule 1 thereto and certain investors listed on Schedule 2 thereto, as amended by that certain Amendment No. 1 to Investors Rights Agreement, dated as of December 18, 1999, that certain Amendment No. 2 to Investors Rights Agreement dated as of March 21, 2000, that certain Amendment No. 3 to Investors Rights Agreement dated as of May 19, 2000 and that certain Amendment No. 4 to the Investors Rights Agreement dated as of June 22, 2000 (the “Investors Rights Agreement”). The capitalized terms not otherwise defined herein have the respective meanings given to them in the Investors Rights Agreement.

RECITALS

A.
Section 7.1 of the Investor Rights Agreement states in part that any term or provision of the Investors Rights Agreement may be amended by a writing signed by the Company and holders of at least two-thirds (2/3rds) of the Registrable Common.

B.	The undersigned parties include the Company and the holders of at least two-thirds (2/3rds) of the Registrable Common.

AGREEMENTS

NOW, THEREFORE, in consideration of the mutual promises made herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree to amend the Investors Rights Agreement as follows:

1. Section 1 of the Investors Rights Agreement is amended by adding the definition “Shelf Registration Statement” and renumbering the subsequent definition contained in Section 1 accordingly. Section 1.22 shall read in its entirety as follows:

“1.22 “Shelf Registration Statement” means that certain registration statement that the Company proposes to file with the Commission on or before March 31, 2003 providing for the offering on a continuous or delayed basis of shares of the Company’s common stock, shares of the Company’s preferred stock, debt securities (which may be secured or unsecured and senior or subordinated and may be convertible into shares of the Company’s common stock or preferred stock), or warrants to acquire debt securities or equity securities having an aggregate offering price of up to $100,000,000 (or the equivalent in foreign denominated currencies or units of two or more currencies).”

2. Section 5.2 of the Investors Rights Agreement is amended to set forth the rights of Holders of Registrable Common with respect to the Shelf Registration Statement. Section 5.2 shall read in its entirety as follows:

“5.2. Incidental Registration.

5.2.1. Each time the Company shall determine to proceed with the actual preparation and filing of a registration statement under the Securities Act in connection with the proposed offer and sale for cash of any of its securities by it or any of its security holders (other than a registration on a form that does not permit the inclusion of shares by its security holders, but including a registration in response to a Registration Request), the Company shall give written notice of its determination to all record Holders of Registrable Common not theretofore registered under the Securities Act and sold (a “Participation Notice”). Upon the written request of a record Holder of any Registrable Common given within twenty (20) days after receipt of a Participation Notice, the Company will, except as herein provided, cause all such Registrable Common, the record Holders of which have so requested registration thereof, to be included in such registration statement, provided that all shares of Preferred Stock for which registration is requested shall be converted into Common Stock in such registration statement or such Holder shall deliver a written commitment to the Company to convert such Preferred Stock into shares of Common Stock simultaneously with the effective date of such registration statement, all to the extent requisite to permit the sale or other disposition by the prospective seller or sellers of the Registrable Common to be so registered. If any registration pursuant to this Section 5.2 shall be underwritten in whole or in part, the Company may require that the Registrable Common requested for inclusion pursuant to this Section 5.2 be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters.

5.2.2. Nothing contained in this Agreement shall prevent the Company from, at any time, abandoning or delaying any such registration initiated by it. If the Company determines not to proceed with a registration after the registration statement has been filed with the Commission and the Company’s decision not to proceed is primarily based upon the anticipated public offering price of the securities to be sold by the Company, the Company shall promptly complete the registration for the benefit of those selling security Holders who wish to proceed with a public offering of their securities and who bear all expenses incurred by the Company as the result of such registration arising after the Company has decided not to proceed.

5.2.3. If in the good faith judgment of the managing underwriter of such public offering, marketing factors require the number of securities otherwise to be included in the underwritten public offering to be reduced or excluded such number may be reduced pro rata (by number of shares) or excluded among the Holders thereof requesting such registration; provided, however, that, (i) in connection with an offering initiated by the Company, such reduction shall be made: (a) first, from the number of securities requested to be included in such offering by Holders exercising incidental registration rights pursuant to this Section 5.2, on a pro rata basis, based on the number of Registrable Common requested to be included in the offering by such Holders and (b) second, from the number of securities to be offered for the account of the Company and (ii) in connection with a Registration Request made by the Holders of the Registrable Common issued or issuable upon conversion of the Series E Preferred, such reduction shall be made: (a) first, from the number of securities requested to be included in such offering by Holders exercising incidental registration rights pursuant to this Section 5.2, on a pro rata basis, based on the number of Registrable Common requested to be included in the offering by such Holders and (b) second, from the number of securities to be offered by the Initiating Holders, on a pro rata basis, based on the number of Registrable Common requested to be included in the offering by such Initiating Holders under Section 5.1 or 5.3; and, provided, further, that the number of Registrable Common included in any such registration is not reduced below 10 percent (10%) of the shares included in the registration, except for a registration relating to the Company’s initial public offering, from which all Registrable Common may be excluded.

5.2.4. The right of any Holder to include Registrable Common in any underwritten registration pursuant to this Agreement shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Common in the underwriting. All Holders proposing to distribute their securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the underwriter or underwriters selected.

5.2.5. Notwithstanding the foregoing, Sections 5.2.1 through 5.2.4 above shall not apply with respect to the Shelf Registration Statement, which shall instead be governed by this Section 5.2.5.

5.2.5.1. The Company will determine, in its sole discretion, the aggregate number of shares of Registrable Common held by the Holders that will be registered pursuant to the Shelf Registration Statement (the “Registrable Common Amount”), which amount will not exceed one-third of the aggregate offering price of the securities registered pursuant to the Shelf Registration Statement.

5.2.5.2. The Company shall give written notice of its determination to file the Shelf Registration Statement to all record Holders of Registrable Common not theretofore registered under the Securities Act and sold (the “Shelf Registration Notice”). In the event that a record Holder of any Registrable Common wishes to include a portion of its shares of Registrable Common in the Shelf Registration Statement, then, within five (5) days after receipt of the Shelf Registration Notice, such Holder must provide written notice to the Company regarding the number of shares of Registrable Common it wishes to include in the Shelf Registration Statement; provided, however, that in the event that the aggregate number of shares requested to be included in the Shelf Registration Statement by all record Holders of Registrable Common exceeds the Registrable Common Amount, then the number of shares of Registrable Common to be included in the Shelf Registration Statement shall be reduced among such Holders in such manner as is determined by the Company in its sole discretion.

5.2.5.3.    In the event that the Company shall determine to proceed with a proposed offering of its Common Stock pursuant to the Shelf Registration Statement (a “Shelf Offering”), the Company may, but shall not be required to, elect to give written notice of its determination to effect a Shelf Offering to Holders of Registrable Common that have been named in the Shelf Registration Statement and whose shares of Registrable Common have not theretofore been sold (a “Shelf Offering Notice”). In the event that the Company provides a Shelf Offering Notice and a Holder of Registrable Common named in the Shelf Registration Statement wishes to include a portion of its shares of Registrable Common in a Shelf Offering, then, within five (5) days after receipt of the Shelf Offering Notice, such Holder must provide written notice to the Company regarding the number of shares of Registrable Common it wishes to include in the Shelf Offering; provided, however, if (i) in the good faith judgment of the managing underwriter of the Shelf Offering, marketing factors require the number of securities otherwise to be included in the underwritten public offering to be reduced or excluded or (ii) in the good faith judgment of the Chief Executive Officer of the Company, the best interests of the Company require the number of securities otherwise to be included in the underwritten public offering to be reduced or excluded, such number may be reduced or excluded among the Holders thereof requesting such registration in such manner as the Company shall determine in its sole discretion.

5.2.5.4.    The Company shall in its sole discretion determine the manner in which Registrable Securities may be offered, sold, disposed of or otherwise transferred pursuant to the Shelf Registration Statement. No holder of Registrable Common that has been named in the Shelf Registration Statement may offer, sell, dispose of or otherwise transfer any of its shares of Registrable Common pursuant to the Shelf Registration Statement without the prior written consent of the Company, which consent may be withheld for any reason.

5.2.5.5.    If any Shelf Offering shall be underwritten in whole or in part, the Company may require that the Registrable Common requested for inclusion pursuant to Section 5.2.5.3 be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. All Holders proposing to distribute their securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the underwriter or underwriters selected.

5.2.5.6.    Nothing contained in this Agreement shall prevent the Company from, at any time, abandoning the Shelf Registration Statement or abandoning or delaying any Shelf Offering.”

3.      The first paragraph of Section 5.4 is amended to exclude the Shelf Registration from triggering the covenants set forth in such section. The first paragraph of Section 5.4 shall read in its entirety as follows:

“5.4.    Registration Procedures.   When the Company is required by the terms of this Agreement to effect the registration of Registrable Common under the Securities Act, other than in connection with the Shelf Registration Statement, the Company will do the following:”

4.      Section 5.5 of the Investors Rights Agreement is amended to clarify that Holders of Registrable Common included in a registration statement pursuant to Section 5.1, 5.2 or 5.3 of the Investors Rights Agreement shall bear the proportionate share of the fees of any placement agent or broker utilized in connection with any such offering effected pursuant to such registration statement. Section 5.5 shall read in its entirety as follows:

“5.5.    Expenses.     All expenses incurred in connection with a registration pursuant to Sections 5.1 and 5.3 hereof (except as otherwise provided in such Section) and with respect to each inclusion of Registrable Common in a registration statement pursuant to Section 5.2 hereof (except as otherwise provided in such Section), including without limitation all registration and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one special counsel for the selling security Holders (but excluding underwriters’ discounts and commissions and placement agent or broker fees), shall be borne by the Company. Each Holder participating in a registration pursuant to this Section 5 shall bear such Holder’s proportionate share of all discounts, commissions or other amounts payable to underwriters, placement agents or brokers in connection with such offering.”

5.      Section 5.7 of the Investors Rights Agreement is amended to provide that the Company shall not be obligated to effect a registration during the period beginning on the date the Shelf Registration Statement is filed with the Commission and ending on the date that all shares of Registrable Common registered pursuant to the Shelf Registration Statement are sold. Section 5.7 shall read in its entirety as follows:

“5.7. Exceptions to and Termination of Registration Obligations. The Company shall not be obligated to effect a registration pursuant to Section 5 of this Agreement (i) during the one hundred eighty (180) day period commencing with the date of the Company’s initial public offering, (ii) if the Company delivers to the Holders of the Registrable Common within thirty (30) days of any Registration Request the notice permitted by Section 5.1.3 and so files with such period described in the notice or (iii) during the period beginning on the date the Shelf Registration Statement is filed with the Commission and ending on the date that all shares of Registrable Common registered pursuant to the Shelf Registration Statement are sold. Section 5 of this Agreement, and the registration rights set forth herein, shall terminate upon the earlier to occur of (a) the expiration of five (5) years following the Company’s initial pubic offering or (b) with respect to any holder of less than one percent (1%) of the Company’s Common Stock on an as-if-converted basis, that time following the Company’s initial public offering that such holder is able to sell all of such holder’s Preferred Stock and Common Stock during any ninety (90) day period.”

6. Except as expressly modified by this Amendment, all terms of the Investors Rights Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

COMPANY:	LEXAR MEDIA, INC.

	By:	/s/ Eric B. Stang
Name: Mr. Eric B. Stang Title: President and Chief Executive Officer

SIGNATURE PAGE TO AMENDMENT NO. 5 TO INVESTORS RIGHTS AGREEMENT

ST. PAUL VENTURE CAPITAL IV, LLC

By:	/s/ James R. Simons
	Name:	James R. Simons
	Title:	Managing Member

ST. PAUL VENTURE CAPITAL V, LLC

By:	/s/ James R. Simons
	Name:	James R. Simons
	Title:	Managing Member

ST. PAUL VENTURE CAPITAL AFFILIATES FUND I, LLC

By St. Paul Venture Capital, Inc., Its Manager

By:	/s/ James R. Simons
	Name:	James R. Simons
	Title:	Executive Vice President

SIGNATURE PAGE TO AMENDMENT NO. 5 TO INVESTORS RIGHTS AGREEMENT

APV TECHNOLOGY PARTNERS II, L.P. By APV Management Co. II, LLC, Its Managing General Partner

By:	/s/ William J. Stewart
Name: William J. Stewart Title: Managing Member

SIGNATURE PAGE TO AMENDMENT NO. 5 TO INVESTORS RIGHTS AGREEMENT

THOMVEST HOLDINGS, INC.

By:	/s/ William T. Dodds
Name: William T. Dodds Title: Vice President and Secretary

THOMVEST INTERNATIONAL LTD.

By:	/s/ F.P. Noronha
Name: F.P. Noronha Title: President

THOMVEST VENTURES, INC.

By:	/s/ William T. Dodds
Name: William T. Dodds Title: Vice President and Secretary

SIGNATURE PAGE TO AMENDMENT NO. 5 TO INVESTORS RIGHTS AGREEMENT